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                                                                    Exhibit 3.3


              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                     of

                         IVEX PACKAGING CORPORATION

                (Adopted in Accordance with the Provisions of
                         Sections 242 and 245 of the
              General Corporation Law of the State of Delaware)



     IVEX PACKAGING CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), certifies as follows:

     A. The Corporation's present name is Ivex Packaging Corporation. It was originally incorporated under the name Allpak, Inc. by the filing of its original Certificate of Incorporation (the "Original Certificate of Incorporation") in the office of the Secretary of State of Delaware on December 6, 1985.

     B. This Amended and Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") which restates, integrates and further amends the Original Certificate of Incorporation was proposed by the Board of Directors and adopted by the stockholders of the Corporation, all in accordance with and in the manner and by the vote prescribed by Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "GCL"), and is as follows:

     1. Name. The name of the corporation is Ivex Packaging Corporation (the "Corporation").

     2. Address; Registered Office and Agent. The address of the Corporation's registered office is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent, State of Delaware 19901; and its registered




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agent at such address is The Prentice-Hall Corporation System, Inc.

     3. Purpose. The purpose of the Corporation is to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the GCL.

     4. Number and Designation of Shares of Capital Stock. The total number of shares of all classes of stock that the Corporation shall have authority to issue is [45,000,000] shares, consisting of [40,000,000] shares of Common Stock, par value $.01 per share (the "Common Stock"), and [5,000,000] shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

     5. Designation of Classes; Relative Rights, etc. The designation, relative rights, preferences and limitations of the shares of each class are as follows:

         5.1 The shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board of Directors of the Corporation (the "Board of Directors") pursuant to authority so to do which is hereby vested in the Board of Directors. Each series of shares of Preferred Stock (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;
(e) may be made convertible into, or exchangeable


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for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Corporation at such price or prices or at such rates of exchange and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation and (h) may have such other designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or that if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes, shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

         5.2 Subject to the provisions of any applicable law or of the By-Laws of the Corporation (the "By-Laws"), as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote and except as otherwise provided by law or



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by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of Directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his or her name on the books of the Corporation. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of shares of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

         5.3 Subject to the provisions of this Restated Certificate of Incorporation and except as otherwise provided by law, the stock of the Corporation, regardless of class, may be issued or purchased for such consideration whether or not greater or less, as the case may be, than the consideration that could be received upon the issue or sale or purchase, as the case may be, of the same number of shares of another class and for such corporate purposes as the Board of Directors may from time to time determine.

     6.  Stockholders.

         6.1 Action by Stockholders. Any action required or permitted to be taken by the holders of the issued and outstanding stock of the Corporation may be


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effected solely at an annual or special meeting of stockholders duly called and held in accordance with law and this Restated Certificate of Incorporation. Notwithstanding anything to the contrary contained in the By-Laws or this Certificate of Incorporation, (i) until the date on which the Corporation first issues any of its shares of Common Stock pursuant to an underwritten public offering (the "Going Public Date"), any such action may be taken by written consent of the stockholders as provided by the GCL and (ii) until the earlier of (a) such date as any stockholder or group of stockholders (within the meaning of Section 13(d)(3) of the Exchange Act) that beneficially owns 35% or more of the outstanding Common Stock as of the Going Public Date (a
"Substantial Holder") beneficially owns less than 20% of the outstanding Common Stock or (b) [insert date], any action proposed by a Substantial Holder to increase the size of the Board of Directors (up to nine total directors) and elect directors to fill the vacancies created thereby or to fill any other vacancy on the Board of Directors may be taken by written consent of holders of a majority of the voting power of the then outstanding Common Stock as provided by the GCL. Notwithstanding the foregoing, after the Going Public Date, except as provided in the immediately preceding sentence, the power of stockholders to consent in writing without a meeting to the taking of any action is hereby specifically denied.

         6.2 Meetings of Stockholders. The annual meeting of stockholders of the Corporation for the election of Directors and the transaction of such other business as may be brought before such meeting in accordance with this Restated Certificate of Incorporation shall be held at such hour and on such business day in each year as may be determined by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. Except in the case of a Substantial Holder calling a special meeting of stockholders of the Corporation to increase the size of the Board of Directors and elect directors to fill vacancies created thereby and to fill any other vacancy on the Board of Directors, special meetings of stockholders may be called only at the direction of the Board of Directors by resolution adopted by



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the affirmative vote of a majority of the entire Board of Directors or by such other person or persons as may be specified in this Restated Certificate of Incorporation. Stockholders of the Corporation shall not have the right to
(i) request or call a special meeting of the stockholders, except in accordance with the preceding sentence, or (ii) cause the Directors to call a special meeting of the stockholders. Annual and special meetings of stockholders shall not be called or held otherwise than as herein provided. Except as otherwise provided by law or by this Restated Certificate of Incorporation, at any meeting of stockholders of the Corporation the presence in person or by proxy of the holders of a majority in voting power of the outstanding stock of the Corporation entitled to vote shall constitute a quorum for the transaction of business brought before the meeting in accordance with this Restated Certificate of Incorporation and, at any such meeting (at which a quorum was present to organize the meeting), any election of directors shall be decided by a plurality of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote in the election and all other matters shall be decided by a majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote thereon, in each case whether or not a quorum is present when the vote is taken. At every meeting of stockholders, the Chairman of the Board of Directors or, in the absence of such officer, the Chief Executive Officer, and in the absence of the Chairman of the Board of Directors and the Chief Executive Officer such officer or other person as shall be designated in accordance with the By-Laws, shall act as Chairman of the meeting. The Chairman of the meeting shall have sole authority to prescribe the agenda and rules of order for the conduct of each meeting of stockholders and to determine all questions arising thereat relating to the order of business and the conduct of the meeting, except as otherwise required by law.

         6.3 Amendment. Notwithstanding anything in this Restated Certificate of Incorporation or the By-Laws, and notwithstanding the fact that a lesser percent-


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age may be permitted by law, the affirmative vote of the holders of not less than two-thirds of the voting power of the outstanding Common Stock and Preferred Stock of the Corporation entitled to vote generally in the election of the Directors, voting together as a single class, shall be required to amend or adopt any provision inconsistent with this Section 6.

     7.  Directors.

         7.1 Management of the Corporation. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         7.2 Number of Directors. Except as otherwise provided in this Restated Certificate of Incorporation, the number of Directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of Directors need not be by written ballot unless the By-Laws so provide.

         7.3 Classification of Directors. The Board of Directors shall be divided into three classes -- Class I, Class II and Class III -- which shall be as nearly equal in number as possible. Each Director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such Director was elected; provided, however, that each Director first elected to Class I shall hold office until the annual meeting of stockholders in 1998; each Director first elected to Class II shall hold office until the annual meeting of stockholders in 1999; and each Director first elected to Class III shall hold office until the annual meeting of stockholders in 2000. In the event of any increase or decrease in the authorized number of Directors,
(a) each Director then serving as such shall nevertheless continue as a Director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, retirement, resignation or removal, and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors


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to such class or classes as shall, so far as possible, bring the number of
Directors in the respective classes into conformity with the requirement that the classes be as nearly equal in number of Directors as possible.

         7.4 Removal of Directors. Subject to the provisions of Section 141(k) of the GCL, Directors may only be removed for cause and only by vote of the holders of at least two-thirds of the shares then entitled to vote at an election of Directors.

         7.5 Vacancies in Board of Directors. Newly created directorships resulting from an increase in the number of Directors and vacancies occurring in the Board of Directors may be filled by the affirmative vote of a majority of the entire Board of Directors, although less than a quorum, or by a sole remaining Director; except as otherwise provided in this Certificate of Incorporation any such vacancy may not be filled by the stockholders of the Corporation. A Director elected to fill a vacancy shall hold office until the next election of the class for which such Director shall have been chosen and until his successor shall have been elected and qualified.

         7.6 Powers of Directors. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the Directors which would have been valid if such By-Laws had not been adopted.

         7.7 Amendment. Notwithstanding anything in this Restated Certificate of Incorporation or the By-Laws, and notwithstanding the fact that a lesser percentage may be permitted by law, the affirmative vote of the holders of not less than two-thirds of the voting


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power of the outstanding Common Stock and Preferred Stock of the
Corporation entitled to vote generally in the election of the Directors, voting together as a single class, shall be required to amend or adopt any provision inconsistent with this Section 7.

     8. Limitation of Liability. No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL or the same exists or may be hereinafter amended. If the GCL is amended hereafter to authorize the further elimination or limitation of the liability of the Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification. Notwithstanding any other provision of law, this Restated Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be permitted by law, the affirmative vote of holders of not less than 80% in voting power of the outstanding Common Stock and Preferred Stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend, or adopt any provision inconsistent with, this
Section 8 if such amendment, or the adoption of such provision, would have the effect of materially and adversely altering any of the protections afforded the Directors pursuant to this Section 8.

     9.  Indemnification.

         9.1 To the fullest extent permitted by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any


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threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not Directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board of Directors at any time specifies that such persons are entitled to the benefits of this Section 9.

         9.2 The Corporation shall, from time to time, reimburse or advance to any Director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the GCL, such expenses incurred by or on behalf of any Director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such Director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such Director, officer or other person is not entitled to be indemnified for such expenses.

         9.3 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 9 shall not be deemed exclusive of any other rights to which a person seeking


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indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Restated Certificate of Incorporation, the By-Laws of the Corporation, any agreement, any vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

         9.4 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 9 shall continue as to a person who has ceased to be a Director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

         9.5 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 9, the By-Laws or under
Section 145 of the GCL or any other provision of law.

         9.6 The provisions of this Section 9 shall be a contract between the Corporation, on the one hand, and each Director and officer who serves in such capacity at any time while this Section 9 is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such Director, officer, or other person intend to be legally bound. No repeal or modification of this Section 9 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.


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         9.7  The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 9 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

         9.8 Any Director or officer of the Corporation serving in any capacity for (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

         9.9 Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Section 9 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemni-


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fication or reimbursement or advancement of expenses is sought.  Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

     10. Adoption, Amendment and/or Repeal of the By-Laws. The Board of Directors may from time to time make, alter or repeal the By-Laws by a vote of a majority of the members of the Board of Directors in office; provided, however, that any By-Laws adopted, amended or repealed by the Board of Directors may be amended or repealed, and any By-Laws may be adopted, amended or repealed, by the stockholders of the Corporation by vote of the holders of two-thirds of the shares of stock of the Corporation entitled to vote in the election of Directors of the Corporation.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been
signed on          , 1997.


                                    IVEX PACKAGING CORPORATION



                                    --------------------------
                                          Vice President




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